EXHIBIT 5
                                                              -----------
   SCHIFF HARDIN & WAITE
   6600 Sears Tower, Chicago, Illinois 60606
   (312) 258-5500
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                                      March 23, 1999



   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C. 20549-1004

        Re:  Newell Co. - Registration of 300,000 Shares
             of Common Stock on Form S-3
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   Ladies and Gentlemen:

        We are acting as counsel for Newell Co., a Delaware corporation (the "Company"), in connection with the Company's filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the Registration Statement ) covering 300,000 shares of common stock, par value $1.00 per share of the Company (including the related common stock purchase rights) (the "Shares") to be issued pursuant to the Rubbermaid Retirement Plan (the "Plan").

        In connection with this opinion, we have examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing, it is our opinion that the Shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plan and as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable (except as may be limited by Section 180.0622 of the Wisconsin Business Corporation law, which provides that shareholders may be liable for an amount equal to the par value of their shares for certain debts owing to employees of the Company).

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By:  /s/ Frederick L. Hartmann
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                                           Frederick L. Hartmann